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                                MERGER AGREEMENT



                            DATED AS OF JUNE 10, 1999

                                      AMONG

                           ION BEAM APPLICATIONS S.A.

                           ION BEAM APPLICATIONS G.P.

                              IBA ACQUISITION CORP.

                                       AND

                         STERIGENICS INTERNATIONAL, INC.


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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1      THE OFFER......................................................1

SECTION 1.1.   THE OFFER......................................................1
SECTION 1.2.   COMPANY ACTION.................................................3
SECTION 1.3.   BOARDS OF DIRECTORS AND COMMITTEES; SECTION 14(F)..............4

ARTICLE 2      THE MERGER.....................................................5

SECTION 2.1.   THE MERGER.....................................................5
SECTION 2.2.   CLOSING OF THE MERGER..........................................5
SECTION 2.3.   EFFECTIVE TIME.................................................5
SECTION 2.4.   EFFECTS OF THE MERGER..........................................6
SECTION 2.5.   CHARTER AND BYLAWS.............................................6
SECTION 2.6.   DIRECTORS......................................................6
SECTION 2.7.   OFFICERS.......................................................6
SECTION 2.8.   CONVERSION OF SHARES...........................................6
SECTION 2.9.   PAYMENT OF CASH MERGER CONSIDERATION...........................7
SECTION 2.10.  STOCK OPTIONS; PURCHASE PLAN...................................8

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................8

SECTION 3.1.   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...................9
SECTION 3.2.   CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.............9
SECTION 3.3.   AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION..........10
SECTION 3.4.   SEC REPORTS; FINANCIAL STATEMENTS.............................11
SECTION 3.5.   INFORMATION SUPPLIED..........................................11
SECTION 3.6.   CONSENTS AND APPROVALS; NO VIOLATIONS.........................11
SECTION 3.7.   COMPLIANCE WITH APPLICABLE LAW................................12
SECTION 3.8.   NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES................12
SECTION 3.9.   LITIGATION....................................................13
SECTION 3.10.  YEAR 2000 COMPLIANCE..........................................13
SECTION 3.11.  EMPLOYEE BENEFIT PLANS, LABOR MATTERS.........................14
SECTION 3.12.  ENVIRONMENTAL LAWS AND REGULATIONS............................15
SECTION 3.13.  TAXES.........................................................16
SECTION 3.14.  PROPERTIES....................................................17
SECTION 3.15.  MATERIAL CONTRACTS AND COMMITMENTS............................17
SECTION 3.16.  INTANGIBLE PROPERTY...........................................19
SECTION 3.17.  BROKERS.......................................................19
SECTION 3.18   CERTAIN BUSINESS PRACTICES....................................20
SECTION 3.19.  APPLICABILITY OF STATE TAKEOVER STATUTES......................20
SECTION 3.20   AMENDMENT TO THE RIGHTS AGREEMENT.............................20
SECTION 3.21   OPINION OF FINANCIAL ADVISOR..................................20
SECTION 3.22   EMPLOYEES.....................................................20

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION......21

SECTION 4.1.   ORGANIZATION..................................................21
SECTION 4.2.   AUTHORITY RELATIVE TO THIS AGREEMENT..........................21
SECTION 4.3.   INFORMATION SUPPLIED..........................................22
SECTION 4.4.   FINANCING.....................................................22
SECTION 4.5.   CONSENTS AND APPROVALS; NO VIOLATIONS.........................22

ARTICLE 5      COVENANT......................................................23


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SECTION 5.1.   INTERIM OPERATIONS............................................23
SECTION 5.2.   STOCKHOLDERS' MEETING.........................................25
SECTION 5.3.   OTHER POTENTIAL ACQUIRERS.....................................25
SECTION 5.4.   INTENTIONALLY OMITTED.........................................27
SECTION 5.5.   ACCESS TO INFORMATION.........................................27
SECTION 5.6.   FURTHER ACTIONS...............................................27
SECTION 5.7.   HSR MATTERS...................................................28
SECTION 5.8.   PUBLIC ANNOUNCEMENTS..........................................28
SECTION 5.9.   EMPLOYEE BENEFIT MATTERS; COMPANY STOCK OPTION................29
SECTION 5.10.  NOTIFICATION OF CERTAIN MATTERS...............................29
SECTION 5.11.  GUARANTEE OF PERFORMANCE......................................29
SECTION 5.12.  INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE...........29
SECTION 5.13.  STATE TAKEOVER LAWS...........................................30
SECTION 5.14.  EMPLOYEE BENEFITS.............................................30

ARTICLE 6      DISSENTING SHARES; EXCHANGE OF SHARES.........................30

SECTION 6.1.   DISSENTING SHARES.............................................30

ARTICLE 7      CONDITIONS TO THE OFFER.......................................30

SECTION 7.1.   CONDITIONS TO THE OFFER.......................................30

ARTICLE 8      CONDITIONS TO CONSUMMATION OF THE MERGER......................33

SECTION 8.1.   CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER...33

ARTICLE 9      TERMINATION; AMENDMENT; WAIVER................................34

SECTION 9.1.   TERMINATION...................................................34
SECTION 9.2.   PROCEDURE AND EFFECT OF TERMINATION...........................36
SECTION 9.3.   FEES AND EXPENSES.............................................36
SECTION 9.4.   AMENDMENT.....................................................37
SECTION 9.5.   WAIVER........................................................37

ARTICLE 10     MISCELLANEOUS.................................................37

SECTION 10.1.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.................37
SECTION 10.2.  ENTIRE AGREEMENT; ASSIGNMENT..................................37
SECTION 10.3.  VALIDITY......................................................37
SECTION 10.4.  NOTICES.......................................................37
SECTION 10.5.  GOVERNING LAW.................................................38
SECTION 10.6.  DESCRIPTIVE HEADINGS..........................................38
SECTION 10.7.  PARTIES IN INTEREST...........................................39
SECTION 10.8.  CERTAIN DEFINITIONS...........................................39
SECTION 10.9.  PERSONAL LIABILITY............................................39
SECTION 10.10. SPECIFIC PERFORMANCE..........................................39
SECTION 10.11. COUNTERPARTS..................................................39


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

                             TABLE OF DEFINED TERMS


Term                                                                        Page
----                                                                        ----

Acquiring Person ..........................................................   19
Acquisition ...............................................................    1
Acquisition Proposal ......................................................   24
Affiliate .................................................................   37
Agreement .................................................................    1
Blue Sky Laws .............................................................   11
Board .....................................................................    1
Break-Up Fee ..............................................................   34
Business Day ..............................................................   37
Cash Merger Consideration .................................................    6
Certificates ..............................................................    7
Closing Time ..............................................................    5
Company ...................................................................    1
Company Disclosure Schedule ...............................................    8
Company Employee Plan .....................................................   13
Company Employee Plans ....................................................   13
Company Option Plan .......................................................    8
Company Option Plans ......................................................    8
Company Personnel .........................................................   13
Company Real Assets .......................................................   16
Company SEC Reports .......................................................   10
Company Securities ........................................................    9
Company Stock Option ......................................................    8
Company Stock Options .....................................................    8
Confidentiality Agreement .................................................   26
Continuing Directors ......................................................    5
Contracts .................................................................   17
Cure Time .................................................................   32
DGCL ......................................................................    3
Disclosure Statement ......................................................   11
Dissenting Shares .........................................................   29
Distribution Date .........................................................    3
Effective Time ............................................................    5
Environmental Claim .......................................................   15
Environmental Laws ........................................................   14
ERISA .....................................................................   13
Exchange Act ..............................................................    1
Expiration Date ...........................................................   19
Governmental Entity .......................................................   11
GP ........................................................................    1
HSR Act ...................................................................   11
Indemnified Parties .......................................................   28
Intangible Property .......................................................   19
Knowledge .................................................................   12
Lien ......................................................................    9
Material Adverse Effect ...................................................    9
Material Change ...........................................................   29
Merger ....................................................................    5
Merger Certificate ........................................................    5
Merger Fund ...............................................................    7

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Minimum Stock Condition ...................................................    2
Offer .....................................................................    1
Offer Documents ...........................................................    2
Parent ....................................................................    1
Parent Material Adverse Effect ............................................   20
Payment Agent .............................................................    6
Per Share Amount ..........................................................    1
Permitted Liens ...........................................................   16
Person ....................................................................   37
Right .....................................................................    6
Rights ....................................................................    6
Rights Agreement ..........................................................    6
Schedule 14D-9 ............................................................    3
SEC .......................................................................    2
Section 203 Approval ......................................................    3
Securities Act ............................................................   10
Share .....................................................................    1
Shares ....................................................................    1
Stock .....................................................................   37
Stockholders Agreement ....................................................    5
Stockholders' Meeting .....................................................   24
Subsidiaries ..............................................................   37
Subsidiary ................................................................   37
Superior Proposal .........................................................   25
Surviving Corporation .....................................................    5
Tax .......................................................................   15
Tax Return ................................................................   15
Taxes .....................................................................   15
Tender Offer Purchase Time ................................................    4


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

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT (this "Agreement") dated as of June 10, 1999, is among STERIGENICS INTERNATIONAL, INC., a Delaware corporation ("Company"), ION BEAM APPLICATIONS S.A., a Belgian corporation ("Parent"), ION BEAM APPLICATIONS G.P. a general partnership organized under the laws of Delaware which is controlled by Parent ("GP") and IBA ACQUISITION CORP., a Delaware corporation which is wholly-owned by GP ("Acquisition").

     WHEREAS, the Board of Directors of the Company (the "Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that each of the Offer and the Merger (each as defined below) is advisable on substantially the terms and conditions set forth herein and is fair to the stockholders of the Company and in the best interests of such stockholders and
(ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved, subject to the terms hereof, to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of this Agreement; and

     WHEREAS, in furtherance thereof, it is proposed that Acquisition shall, within five (5) business days after the public announcement hereof, commence a tender offer (the "Offer") to acquire all of the issued and outstanding Shares (defined herein) together with the associated Rights (defined herein) which are not owned by Parent, GP, or Acquisition or any affiliate thereof, at a price of $27.00 per Share (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations or the like) (such amount, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, less any required withholding of taxes, in accordance with the terms and subject to the conditions provided herein;

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent, GP, and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                    THE OFFER

     SECTION 1.1. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 9.1, as promptly as possible but in no event later than five (5) business days after the public announcement of the execution hereof by the parties, Parent and GP shall cause Acquisition to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer; and to cause Acquisition to use its best efforts to consummate the Offer, including, without limitation, engaging an information agent in connection therewith. Acquisition shall accept for payment issued and outstanding shares of common stock, $0.001 par value of the Company (individually a "Share" and collectively, the "Shares") together with the associated Rights which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all conditions to the Offer shall have been satisfied or waived by Acquisition. The obligation of Acquisition to accept for payment, purchase and pay for Shares tendered pursuant to the Offer shall be subject to the condition that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer, combined with the Shares already owned by Parent, GP, Acquisition or any of their affiliates, constitutes at least a majority of the then outstanding Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested and unvested stock options, and conversion of convertible securities or other rights to purchase or acquire Shares) at the expiration of the Offer (the "Minimum Stock Condition") and the other conditions set forth in Article 7. Acquisition expressly reserves the right to waive any such condition, to increase the Per Share Amount, and to make any other changes in the terms and conditions of the Offer; provided, however, that Parent, GP and Acquisition agree that no change may be made without the written consent of the Company which decreases the Per Share Amount, which changes the form of consideration to be paid in the Offer, which reduces the maximum number of shares to be purchased in the Offer, which reduces the Minimum Stock Condition to below a majority of the then outstanding shares (on a fully-diluted basis), which otherwise modifies or amends the conditions to the Offer or any other term of the Offer in a manner that is materially adverse to the holders of the Shares, which imposes conditions to the Offer in addition to those set forth in Article 7 or which extends the expiration date of the Offer beyond September 30, 1999 (except that Acquisition may extend the expiration date of the Offer beyond September 30, 1999 as required to comply with any rule, regulation or interpretation of the Securities and Exchange Commission or to provide the time necessary to satisfy the conditions set forth in Article 7). It is agreed that the conditions set forth in Article 7 are for the sole benefit of Acquisition and may be asserted by Acquisition regardless of the circumstances giving rise to any such condition (including any action or inaction by Acquisition) or may be waived by Acquisition, in whole or in part at any time and from time to time, in its sole discretion. The failure by Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such conditions of the Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

     (b) As soon as practicable after the date hereof, Parent, GP and Acquisition agree that Parent, GP and Acquisition shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall include an offer to purchase and form of transmittal letter (together with any amendments thereof or supplements thereto, collectively the "Offer Documents"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Acquisition agree to provide the Company and its counsel with any comments which Parent, Acquisition or their counsel may receive from the SEC or the staff of the SEC with respect to such documents promptly after receipt thereof. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by Parent, GP and Acquisition for use in the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation or warranty is made by Parent, GP or Acquisition with respect to information supplied by the Company or any of its stockholders for inclusion in the Offer Documents. The Company agrees that information provided by the Company or any of its subsidiaries for inclusion or incorporation in the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, GP, Acquisition and the Company each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and Parent, GP and Acquisition further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

     SECTION 1.2. Company Action. (a) The Company hereby approves of and consents to the Offer and the Merger and represents and warrants that (i) the Board has, subject to the terms and conditions set forth herein, adopted final and binding resolutions, which have not been amended or repealed, pursuant to which the Board (A) determined that this Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to, and in the best interests of, the stockholders of the Company, (B) approved and adopted this Agreement, and the Stockholders Agreement (defined herein) and the transactions contemplated hereby and thereby, including without limitation, the Merger and the acquisition of Shares by Parent or Acquisition pursuant to the options granted by the Stockholders under the Stockholders Agreement, and such approval (the "Section 203 Approval") constitutes the approval of the foregoing for the purposes of Section 203 of the Delaware General Corporation Law ("DGCL"), (C) taken all necessary action to avoid the occurrence of a "Distribution Date" (as defined in the Rights Agreement referred to in Section 2.8) with respect to the Rights, and (D) recommended that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and, if required by law, approve and adopt this Agreement and the Merger (provided, however, that subject to the provisions of Section 5.3 such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.3)) and (ii) PaineWebber Incorporated and TM Capital Corp. have each delivered to the Board a written opinion to the effect that, as of the date of such opinion, the consideration to be received by the holders of the Shares (other than the Parent, GP, Acquisition and their affiliates) pursuant to the Offer and Merger is fair to such holders from a financial point of view. Subject only to the provisions of Section 5.3, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence.

     (b) The Company hereby agrees to file with the SEC as soon as practicable after the date hereof a Solicitation/Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments thereof or supplements thereto, the "Schedule 14D-9") containing the recommendation described in
Section 1.2(a) and to promptly mail the Schedule 14D-9 to the stockholders of the Company. The Company represents and warrants that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, GP or Acquisition in writing for inclusion in the Schedule 14D-9. The Company, Parent, GP and Acquisition each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws.

     (c) In connection with the Offer, the Company will promptly furnish Parent and Acquisition with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Acquisition with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, GP, Acquisition and their affiliates, associates, agents and advisors shall hold in confidence the information contained in any of such labels and lists, and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

     SECTION 1.3. Boards of Directors and Committees; Section 14(f). (a) Promptly upon the purchase by Acquisition of Shares following the expiration date (as such date may be extended) of, and pursuant to, the Offer (the "Tender Offer Purchase Time") and from time to time thereafter, and subject to the last sentence of this Section 1.3(a), Acquisition shall be entitled to designate directors of the Company constituting a majority of the Board, and the Company shall use its best efforts to, upon request by Acquisition, promptly, at the Company's election, either increase the size of the Board to the extent permitted by its Certificate of Incorporation or secure the resignation of such number of directors as is necessary to enable Acquisition's designees to be elected to the Board and to cause Acquisition's designees to be so elected and to constitute at all times after the Tender Offer Purchase Time a majority of the Board. At such times, and subject to the last sentence of this Section 1.3(a), the Company will use its best efforts to cause persons designated by Acquisition to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board.
Notwithstanding the foregoing, the Company shall use reasonable efforts to encourage James F. Clouser and Fred Ruegsegger to remain members of the Board until the Effective Time (as determined herein).

     (b) The Company's obligation to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Acquisition will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

     (c) Following the election or appointment of Acquisition's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or termination of this Agreement, extension of the performance or waiver of the obligations or other acts of Parent, GP or Acquisition or waiver of the Company's rights hereunder, shall require the concurrence of a majority of the Company's directors (or the concurrence of the director, if there is only one remaining) then in office who are directors on the date hereof, or are directors (other than directors designated by Acquisition in accordance with this Section 1.3) designated by such persons to fill any vacancy (the "Continuing Directors").

     SECTION 1.4. Stockholders Agreement. In order to induce Parent, GP and Acquisition to enter into this Agreement and to perform their obligations hereunder and as a condition thereof, Parent, GP and Acquisition shall enter into the stockholders agreement (the "Stockholders Agreement") on even date hereof in the form attached hereto as Exhibit A stockholders of the Company listed in Schedule A to the Stockholders Agreement.

                                    ARTICLE 2

                                   THE MERGER

     SECTION 2.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. GP, as the sole stockholder of Acquisition, hereby approves this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 2.2. Closing of the Merger. The closing of the Merger will take place at a time (the "Closing Time") and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 8 at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 2.3. Effective Time. Subject to the terms and conditions set forth in this Agreement, a certificate of merger (the "Merger Certificate") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered at the Closing Time to the Secretary of State of the State of Delaware for filing pursuant to the DGCL. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly accepted for record by the Secretary of State of the State of Delaware for filing pursuant to the DGCL, or such later time as Acquisition and the Company may agree upon and set forth in the Merger Certificate (not exceeding 30 days after the Merger Certificate is accepted for record; the time the Merger becomes effective being referred to herein as the "Effective Time").

     SECTION 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.5.  Charter and Bylaws.  The Certificate of  Incorporation of the
Company  in  effect  at  the  Effective   Time  shall  be  the   Certificate  of
Incorporation of the

Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the charter and Bylaws of the Surviving Corporation until the next annual meeting of stockholders and until each such director's successor is duly elected or appointed and qualified.

     SECTION 2.7. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the charter and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     SECTION 2.8. Conversion of Shares.

     (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, together with the associated right to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (individually, the "Right" and collectively, the "Rights"), issued pursuant to the Rights Agreement dated as of March 31, 1999 between the Company and US Stock Transfer Corporation, as Rights Agent (the "Rights Agreement" (other than (i) Shares together with any associated Rights held by any of the Company's subsidiaries, (ii) Shares together with any associated Rights held by Parent, GP, Acquisition or any other subsidiary of Parent and (iii) Dissenting Shares (defined herein)) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become the right to receive the Per Share Amount in cash, without interest (the "Cash Merger Consideration"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Cash Merger Consideration contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) At the Effective Time, each Share, together with any associated Right, then owned by Parent, GP, Acquisition, the Company or any direct or indirect wholly-owned subsidiary of Parent, GP or Acquisition or of the Company shall, by virtue of the Merger and without any action on the part of Parent, GP, Acquisition, the Company or the holder thereof, be canceled and retired and will cease to exist and no payment shall be made with respect thereto.

     (c) At the Effective Time, each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully-paid and non-assessable share of common stock, par value $0.001 per share of the Surviving Corporation.

     SECTION 2.9. Payment of Cash Merger Consideration.

     (a) As of the Effective Time, Acquisition shall deposit with such agent or agents as may be appointed by Parent and Acquisition (the "Payment Agent") for the benefit of the holders of Shares in cash the aggregate amount necessary to pay the Cash

Merger Consideration (such cash is hereinafter referred to as the "Merger Fund") payable pursuant to Section 2.8 in exchange for outstanding Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Cash Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions on how to surrender the Certificates in exchange for the Cash Merger Consideration. Upon surrender to the Payment Agent of a Certificate for cancellation, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Cash Merger
Consideration which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Cash Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration as contemplated by this Section 2.9.

     (c) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Cash Merger Consideration as may be required pursuant to this Agreement; provided, however, that Acquisition or its Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

     (d) All Cash Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason they shall be canceled and exchanged as provided in this Article 2.

     (e) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Cash Merger Consideration.

     (f) Neither Acquisition nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.10. Stock Options; Purchase Plan.

     (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the Company's 1997 Equity Incentive Plan and its Second Amended and Restated 1986 Stock Option Plan (a "Company Option Plan" or collectively "Company Option Plans") shall vest in full and the Surviving Corporation shall pay to the holder of each outstanding Company Stock Option an amount equal to the excess, if any, of the Per Share Amount over the exercise price per Share of such Company Stock Option, less the amount of Taxes (defined below) required to be withheld under Federal, state or local laws and regulations multiplied by the number of Shares subject to such Company Stock Option. To the extent required the Company will take all reasonable steps to effectuate the foregoing provisions of this Section 2.10.

     (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Company Option Plan, the Company Option Plans shall terminate as of the Effective Time and any rights under any provisions under the Company Option Plans and any awards issued thereunder shall be canceled as of the Effective Time.

     (c) The Company shall amend the 1997 Employee Stock Purchase Plan to provide for (A) the suspension of participation during the offering periods commencing subsequent to the date of the Agreement for the pendency of the Merger and subject to the successful consummation of the Merger and (B) the termination of such Plan as of the Effective Time.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent, GP and Acquisition as follows:

     SECTION 3.1. Organization and Qualification; Subsidiaries.

     (a) Section 3.1 of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth in Section 3.1 of the Company Disclosure Schedule and has all requisite power and authority to own lease and operate its properties and to carry on its businesses as now being conducted, except where such failure to so qualify would not have a Material Adverse Effect (defined herein) on the Company. The Company has heretofore provided Parent with access to accurate and complete copies of the charter and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

     (b) Except as disclosed in Section 3.1(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is materially adverse to the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as whole, or (ii) that would materially impair the ability of the Company to consummate the transactions contemplated hereby.

     SECTION 3.2. Capitalization of the Company and its Subsidiaries.

     (a) As of the date hereof, the authorized stock of the Company consists of 15,000,000 Shares, of which, as of May 31, 1999, 8,005,802 Shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.001 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of May 31, 1999, approximately 1,182,210 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans referred to in Section 2.10. Between May 31, 1999 and the date hereof, no shares of the Company's stock have been issued other than pursuant to Company Stock Options, and between May 31, 1999 and the date hereof no stock options have been granted. Except as set forth above and in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are issued, reserved for issuance, or outstanding (i) no shares of stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries and, except as described in the Company SEC Reports (defined herein), no obligations of the Company or its subsidiaries to issue any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company, (iv) no bonds, debentures, notes or other indebtedness or obligations of the Company or any of its subsidiaries entitling the holders thereof to have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities entitling the holders thereof to have the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter, (v) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights, and (vi) the Rights (collectively "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries (absolute, contingent or otherwise) to repurchase, redeem or otherwise acquire any Company Securities. There are no Shares outstanding subject to rights of first refusal of the Company, nor are there any pre-emptive rights with respect to any Shares. Other than this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of stock of the Company.

     (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (defined herein) or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any stock or other ownership interests in, or any other securities of any subsidiary of, the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (c) The Shares and the Rights constitute the only classes of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

     SECTION 3.3. Authority Relative to this Agreement; Recommendation.

     The Company has all necessary corporate power and authority to execute and deliver this Agreement and, if required by law, subject to stockholder approval of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except, if required by law, the approval and adoption of this Agreement and the Merger by the holders of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery by Parent, GP and Acquisition, constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle is applied in a proceeding at law or in equity).

     The Board has duly and validly approved, and taken all corporate actions required to be taken by the Board for the consummation of, the transactions contemplated hereby, including the Offer and the acquisition of the Shares pursuant thereto and the Merger. The Board has taken all appropriate action so that none of Parent, GP or Acquisition will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, GP, Acquisition and the Company entering into this Agreement, or the Stockholders Agreement or any other agreement contemplated hereby or thereby and consummating the transactions contemplated hereby and thereby.

     SECTION 3.4. SEC Reports; Financial Statements.

     (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since its initial public offering on August 13, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present in conformity with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

     (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     SECTION 3.5. Information Supplied. Neither the Schedule 14D-9 nor any of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, Schedule 14D-9, any other tender offer materials, Schedule 14A or 14C, or the proxy statement or information statement ("Proxy Statement") relating to any meeting of the Company's stockholders to be held in connection with the Merger (all of the foregoing documents, collectively, the "Disclosure Statements") will, at the date each and any of the Disclosure Statements is filed with the SEC or are first published, mailed to stockholders of the Company, and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger (the "Stockholders' Meeting" (defined herein)) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent, Acquisition or GP, for inclusion in the Disclosure Statements. The Disclosure Statements will comply as to form in all material respects with all provisions of applicable law.

     SECTION 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and the filing and recordation and acceptance for record of the Merger Certificate as required by the DGCL, respectively, no filing with or notice to and no permit, authorization, consent or approval of any court or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective charter or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) conflict with or violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Material Adverse Effect.

     SECTION 3.7. Compliance with Applicable Law. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) its respective charter or certificate of incorporation, bylaws, or other charter or organization documents, (b) to the Company's Knowledge (defined herein), any law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries may be bound or affected, in the case of (b) or (c), the effect of which conflict, default or violation, either individually or in the aggregate, would be reasonably likely to be a Material Adverse Effect. To the Company's Knowledge, the Company and its subsidiaries hold all material licenses, permits, approvals and other authorizations of Governmental Entities, and are in substantial compliance with all applicable laws and governmental regulations in connection with their businesses as now being conducted (except where such non-compliance would not have a Material Adverse Effect on the Company). For the purposes hereof, the term "Knowledge" with respect to the Company means the actual knowledge of the officers and directors of the Company including knowledge obtained in the ordinary course of the operation of the business of the Company from the managers of the facilities of the Company.

     SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except to the extent publicly disclosed in the Company's SEC Reports or in the Company Disclosure Schedule, as of December 31, 1998, none of the Company or any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on the Company and since such date, the Company has incurred no such liability or obligation. Since December 31, 1998, except as disclosed in the Company SEC Reports, (a) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and (b) there has not been (i) any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Company or any of its subsidiaries which, individually or in the aggregate, has a Material Adverse Effect on the Company (except for changes, events, occurrences or circumstances (A) with respect to general economic conditions or (B) arising as a result of the transactions contemplated hereby), (ii) any material change by the Company in its accounting methods, principles or practices, (iii) any authorization, declaration, setting aside or payment of any dividend or distribution or capital return in respect of any stock of, or other equity interest in, the Company or any of its subsidiaries, (iv) any material revaluation for financial statement purposes by the Company or any of its subsidiaries of any asset (including, without limitation, any writing down of the value of any property, investment or asset or writing off of notes or accounts receivable), (v) other than payment of compensation for services rendered to the Company or any of its subsidiaries in the ordinary course of business consistent with past practice or the grant of Company Stock Options as described in (and in amounts consistent with) Section 3.2, any material transactions between the Company or any of its subsidiaries, on the one hand, and any (A) officer or director of the Company or any of its subsidiaries, (B) record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (C) affiliate of any such officer, director or beneficial owner, on the other hand, or (vi) other than pursuant to the terms of the plans, programs or arrangements specifically referred to in Section 3.11 or Section 3.11 of the Company Disclosure Schedule or in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, directors or consultants of the Company or any of its subsidiaries, which increase or establishment, individually or in the aggregate, will result in a material liability.

     SECTION 3.9. Litigation. Except as publicly disclosed in the Company SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which insofar as can be reasonably foreseen in the future could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.10. Year 2000 Compliance. To the Company's Knowledge, the disclosure contained in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1998 does not contain any material misstatement or omission regarding the status of the Company's Year 2000 readiness.

     SECTION 3.11. Employee Benefit Plans; Labor Matters

     (a) Section 3.11(a) of the Company Disclosure Schedule sets forth each plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, severance, vacation, holiday or other bonus plans, currently maintained by the Company or any of its subsidiaries for the benefit of any present or former employees, officers or directors of the Company or any of its subsidiaries ("Company Personnel") or with respect to which the Company or any of its subsidiaries has liability or makes or has an obligation to make contributions (each such plan, agreement, arrangement or commitment set forth in Section 3.11(a) of the Company Disclosure Schedule being hereinafter referred to as a "Company Employee Plan").

     (b) With respect to each Company Employee Plan maintained or contributed to by the Company or any trade or business which is under common control with the Company within the meaning of Section 414 of the Code (the "Company Employee Plans"), the Company has made available to Parent a true and complete copy of, to the extent applicable, (i) such Company Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Company Employee Plan, (iv) the most recent summary plan description for each Company Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Company Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any Company Employee Plan that is intended to qualify under Section 401(a) of the Code.

     (c) Each  Company  Employee  Plan which is intended to be  qualified  under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Company

Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Company Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law (except as would not have a Material Adverse Effect on the Company). Neither the Company nor any ERISA Affiliate of the Company has incurred or is reasonably expected to incur any liability under Title IV of ERISA in connection with any Company Employee Plan (except as would not have a material effect on the Company).

     (d) To the Company's Knowledge, no employee of the Company or any of its subsidiaries (i) is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant with a former employer relating to the right of any such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company or any of its subsidiaries, that any employee intends to terminate his or her employment with the Company except for terminations of a nature and number that are consistent with the Company's prior experience. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Company Personnel. To the Company's Knowledge, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of the Company or any of its subsidiaries. The Company and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, OSHA, ERISA, WARN or any similar state or local law) (except as would not have a Material Adverse Effect on the Company).

     (e) Except as  disclosed  in  Section  3.11(e)  of the  Company  Disclosure
Schedule, the transactions contemplated by this Agreement (either alone or together with any other transaction(s) or event(s)) will not (i) entitle any Company Personnel to severance pay or other similar payments under any Company Employee Plan, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Company Employee Plan becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Company Employee Plan.

     SECTION 3.12. Environmental Laws and Regulations.

     (a) Except as publicly disclosed in the Company SEC Reports, to the Company's Knowledge, (i) the properties, assets and operations of the Company and its subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and activities or conditions relating thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect, which compliance includes but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) none of the Company or its subsidiaries has received written notice of or, to the Company's Knowledge, is the subject of any Environmental Claim (defined below) that could reasonably be expected to have a Material Adverse Effect on the Company; and (iii) to the Company's Knowledge, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed in the Company SEC Reports, there is no action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") which could reasonably be expected to have a Material Adverse Effect that is pending or, to the Company's Knowledge, threatened against the Company or its subsidiaries or, to the Company's Knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     SECTION 3.13. Taxes

     (a) For purposes of this Agreement: (i) "Tax" or "Taxes" means any taxes, charges, fees, levies, or other assessments imposed by any U.S. or foreign governmental entity, whether national, state, county, local or other political subdivision, including, without limitation, all net income, gross income, sales and use, rent and occupancy, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and includes taxes for which the Company and/or any of its subsidiaries, as the case may be, may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of foreign, state or local law); and (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, group, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries.

     (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any affiliated or combined group of which the Company or any of its subsidiaries is or was a member for applicable Tax purposes, have (i) filed all federal income and all other Tax Returns required to be filed by applicable law and all such federal income and other Tax Returns (A) reflect the liability for Taxes of the Company and each of its subsidiaries except to the extent that a reserve for Taxes is reflected on the balance sheet or the notes thereto including in the most recent consolidated financial statements of the Company and its subsidiaries contained in the Company SEC Reports, and (B) were filed on a timely basis and (ii) within the time and in the manner prescribed by law, paid (and until the Closing Time will pay within the time and in the manner prescribed by law) all Taxes that were or are due and payable as set forth in such Tax Returns.

     (c) Each of the Company and, where applicable, the Company's subsidiaries has established (and until the Closing Time will maintain on at least a quarterly basis) on its books and records reserves adequate to pay all Taxes of the Company or such respective subsidiary, as the case may be, in accordance with GAAP, which are reflected in the most recent consolidated financial statements of the Company and its subsidiaries contained in the Company SEC Reports, as applicable, to the extent required by GAAP.

     (d) Except as disclosed in Section 3.13(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has requested any extension of time within which to file any income, franchise or other Tax Return, which Tax Return has not been filed as of the date hereof.

     (e) Except as disclosed in Section 3.13(e) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any income, franchise or other Taxes or Tax Returns.

     (f) Except as disclosed in Section 3.13(f) of the Company Disclosure Schedule, no deficiency for any Tax which, alone or in the aggregate with any other deficiency or deficiencies, would exceed $250,000, has been proposed in writing, asserted in writing, or assessed against the Company and/or any subsidiary thereof that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings are presently in progress or, to the Company's Knowledge, pending, or threatened in writing with regard to any Taxes or Tax Returns of the Company and/or any subsidiary thereof, and no written claim is currently being made by any authority in a jurisdiction where any of the Company or any subsidiary thereof, as the case may be, does not file Tax Returns that it is or may be subject to Tax in that jurisdiction.


     (g) Except as disclosed on Section 3.13(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of the payment of, or liability for, Taxes except an agreement between or among solely the Company and one or more of such subsidiaries or between such subsidiaries.

     (h) The Company does not constitute and for the past five years has not constituted a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     SECTION 3.14. Properties. Section 3.14 of the Company Disclosure Schedule contains a true and complete list (identifying the relevant owners, lessors and lessees) of all real properties owned by the Company or any of its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to all properties, assets and rights of any kind whatsoever (whether real, personal or mixed, and whether tangible or intangible) owned by it (collectively, the "Company Real Assets"), in each case free and clear of any material mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance, except (a) as shown on the consolidated balance sheet of the Company and its subsidiaries dated December 31, 1998 and the notes thereto, (b) for any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance arising by reason of (i) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith, (ii) deposits to secure public or statutory obligations in lieu of surety or appeal bonds entered into in the ordinary course of business, (iii) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof and (iv) matters of public record not having a material adverse effect in the use or marketability of the Company Real Assets ("Permitted Liens"), or (c) as set forth on Section 3.14 of the Company Disclosure Schedule. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings against or affecting any material Company Real Assets, and none of the material Company Real

Assets is subject to any commitment or other arrangement for its sale to a third party outside the ordinary course of business.

     SECTION 3.15. Material Contracts and Commitments.

     (a) Section 3.15 of the Company Disclosure Schedule contains a true and complete list of all of the following contracts, agreements and commitments, whether oral or written ("Contracts"), to which the Company or any of its subsidiaries is a party or by which any of them or any of their material Company Real Assets is bound, as each such contract or commitment may have been amended, modified or supplemented:

     (i) all Contracts pursuant to which the Company or its subsidiaries holds a leasehold interest in or otherwise has an economic interest in any real property, other than property described in Section 3.14 of the Company Disclosure Schedule;

     (ii) all Contracts granting or obtaining a franchise or license to utilize a brand name or other rights of a system providing sterilization services, or granting or obtaining a license or sublicense of any material trademark, trade name, copyright, patent, service mark, or trade secret, or any rights therein or application therefor other than for contracts related to packaged software for the Company's internal use;

     (iii) all partnership or joint venture Contracts;

     (iv) all loan agreements, notes, bonds, debentures, debt instruments, evidences of indebtedness, debt securities, or other Contracts relating to any indebtedness of the Company or any of its subsidiaries in an amount in excess of $250,000, or involving the direct or indirect guaranty or suretyship by the Company or any of its subsidiaries of any indebtedness in an amount in excess of $250,000;

     (v) all Contracts that, after the date hereof, obligate the Company or any of its subsidiaries to pay, pledge, or encumber or restrict assets in an aggregate amount in excess of $250,000, except with respect to such Contracts entered into in connection with facilities currently under construction in which case such excess amount shall be $1,000,000;

     (vi) all Contracts by which the Company has committed to extend credit to third parties other than Contracts entered into with customers in the ordinary course of business;

     (vii) all Contracts with the 25 largest (based on revenue paid to the Company) customers of the Company during the fiscal year ended March 31, 1999; and

     (viii) all Contracts that limit or restrict the ability of the Company or any of its subsidiaries to compete or otherwise to conduct business in any material manner or place.

     (b) The Company has heretofore made available to the Parent true and complete copies of all of the Contracts required to be set forth in Section 3.15 of the Company Disclosure Schedule except those required by Section 3.15(vii) which will be provided to Parent as soon as is practicable after the date hereof. Each such Contract is valid and binding in accordance with its terms, and is in full force and effect (except as set forth in Section 3.15 of the Company Disclosure Schedule), provided that foregoing representation is to the Company's Knowledge with respect to the other parties to such Contracts. Neither the Company nor any of its subsidiaries is in default in any material respect with respect to any such Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder or permit any other party thereto to terminate such Contract. To the Company's Knowledge, no other party to any such Contract is in default in any material respect with respect to any such Contract. No party has given any written notice (i) of termination or cancellation of any such Contract or (ii) that it intends to assert a breach of any such Contract, whether as a result of the transactions contemplated hereby or otherwise. Each Contract identified in Section 3.15 of the Company Disclosure
Schedule in response to any item under this Section 3.15 shall be deemed incorporated by reference to all other items in this Section 3.15.

     SECTION 3.16. Intangible Property.

     (a) The Company has made  available to the Parent a list of the  Intangible
Property  (as  defined   below)  which  is  material  to  the  Company  and  its
subsidiaries in which the Company or any of its subsidiaries has an interest.

     (b) Except as set forth on Section 3.16 of the Company Disclosure Schedule:

     (i) the Company and its subsidiaries own or have the right to use, all material Intangible Property used in the conduct of their business as presently conducted;

     (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them, and are not in default under any material contract or arrangement relating to any material Intangible Property;

     (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any agreement related to any material Intangible Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or in any material way impair the right of the Company or any of its subsidiaries to use, sell, license or dispose of or to bring any action for the infringement of, any material Intangible Property or material portion thereof;

     (iv) there are no royalties, honoraria, fees or other payments payable by the Company or any of its subsidiaries to any person by reason of the ownership, use, license, sale or disposition of any material Intangible Property;

     (v) the conduct of the business by the Company and its subsidiaries does not violate any material license or agreement with any third party; and

     (vi) neither the Company nor any of its subsidiaries has received any notice to the effect (or is otherwise aware) that any material Intangible Property or the use thereof by the Company or any of its subsidiaries conflicts with any rights of any person.

     (c) As used herein "Intangible Property" means all patents, patent applications (pending or otherwise), material internally developed (including by third parties) computer software, registered copyrights, and currently used brand names, service marks, trademarks, tradenames, and all registrations or applications for registration of any of the foregoing.

     SECTION 3.17. Brokers. No broker, finder or investment banker (other than PaineWebber Incorporated, TM Capital Corp. and SG Cowen Securities Corporation, the Company's financial advisers, a true and correct copy of whose entire engagement  agreements  have  been  provided  to  Parent)  is  entitled  to  any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.18. Certain Business Practices. None of the Company, any of its subsidiaries or any directors or officers of the Company or any of its subsidiaries (provided that as to the directors and officers of the Company's Thailand subsidiary such representation is made to the Company's Knowledge), nor to the Company's Knowledge, agents or employees of the Company or any of its subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     SECTION 3.19 Applicability of State Takeover Statutes. The Section 203 Approval is valid and in full force and effect. Section 203 of the DGCL will not apply to this Agreement, the Stockholders Agreement, the Offer or the acquisition of shares pursuant to the Offer or the Stockholders Agreement or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Stockholders Agreement, the Offer, Merger or the other transactions contemplated hereby or thereby.

     SECTION 3.20 Amendment to the Rights Agreement. The Company's Board of Directors has taken all necessary action (including any amendment thereof) under the Rights Agreement so that (x) none of the execution or delivery of this Agreement, or the Stockholders Agreement, consummation of the Offer, or any of the other transactions contemplated hereby or thereby will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent, GP or Acquisition to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or
(iii) the "Distribution Date" (as defined in the Rights Agreement) to occur upon any such event and (y) the "Expiration Date" (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time.

     SECTION 3.21 Opinion of Financial Advisor. The Company has received the opinion of PaineWebber Incorporated and TM Capital Corp. to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by PaineWebber Incorporated and TM Capital Corp. to permit the inclusion of such opinion in its entirety in the Offer Documents and the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to PaineWebber Incorporated and TM Capital Corp. and its counsel.

     SECTION 3.22 Employees. Section 3.22 of the Company Disclosure Schedule sets forth the following information concerning each employee of the Company whose base annual salary is in excess of $50,000: (a) name; (b) position; (c) current base salary; and (d) whether such employee has an employment agreement and, if so, its expiration date.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

     Parent and Acquisition hereby represent and warrant to the Company as follows:

     SECTION 4.1. Organization.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Belgium, GP is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of Parent and Acquisition has heretofore delivered to the Company accurate and complete copies of its Certificates of Incorporation and Bylaws as currently in effect.

     (b) Each of Parent, GP and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change or effect that is (i) materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions or (ii) that may impair the ability of Parent, GP and/or Acquisition to consummate the transactions contemplated hereby.

     SECTION 4.2. Authority Relative to this Agreement. Each of Parent, GP and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and the partners of GP and by GP as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent, GP or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, GP and Acquisition and constitutes a valid, legal and binding agreement of each of Parent, GP and Acquisition enforceable against each of Parent, GP and Acquisition in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

     SECTION 4.3. Information Supplied. Neither the Schedule 14D-1, nor any of the information supplied or to be supplied by Parent, GP or Acquisition for inclusion or incorporation by reference in any of the other Disclosure Statements will, at the respective times that the Proxy Statement (if necessary) and the Schedule 14D-9 and any amendments thereof or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of any required Proxy Statement, at the time that it or any amendment thereof or supplement thereto is mailed to the Company's stockholders or, at the time of the Stockholders' Meeting, if such is required, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.4. Financing. Parent has or has available to it, and will make available to Acquisition, all funds necessary to satisfy all of Parent's and Acquisition's obligations under this Agreement and in connection with the transactions contemplated hereby including without limitation, sufficient funds available to purchase all of the Shares that Parent agrees, subject to the terms and conditions hereof, to purchase hereunder and to pay all related fees and expenses.

     SECTION 4.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act and the securities or antitrust laws of any country other than the United States, and the filing and acceptance for record of the Merger Certificate as required by the DGCL, respectively, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent, GP or Acquisition of this Agreement or the consummation by Parent, GP or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent, GP or Acquisition nor the consummation by Parent, GP or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or the partnership agreement of GP, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, GP or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, GP or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or
(iii), for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

                                    ARTICLE 5

                                    COVENANTS

     SECTION 5.1. Interim Operations. From the date of this Agreement until the Closing Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Parent has consented in writing thereto, the Company shall, and shall cause each of its subsidiaries to:

     (a) conduct its business and operations only in the ordinary course of business consistent with past practice;

     (b) use reasonable efforts to preserve intact the business, organization, goodwill, rights, licenses, permits and franchises of the Company and its subsidiaries and maintain their existing relationships with customers, suppliers and other persons having business dealings with them, the loss of any of which would be reasonably likely to result in a Material Adverse Effect on the Company;

     (c) use reasonable efforts to keep in full force and effect adequate insurance coverage and maintain and keep its properties and assets in good repair, working order and condition, normal wear and tear excepted;

     (d)  not  amend  or  modify  its  respective   charter  or  certificate  of
     incorporation, by-laws, or other charter or organization documents;

     (e) not authorize for issuance,  issue,  sell,  grant,  deliver,  pledge or encumber or agree or commit to issue, sell, grant, deliver, pledge or encumber any shares of any class or series of capital stock of the Company or any of its subsidiaries or any other equity or voting security or equity or voting interest in the Company or any of its subsidiaries, any securities convertible into or exercisable or exchangeable for any such shares, securities or interests, or any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any such shares, securities or interests (other than issuances of Shares upon exercise of Company Stock Options granted prior to the date of this Agreement and disclosed pursuant to Section 3.2 to directors, officers, employees and consultants of the Company in accordance with the Company Option Plans as currently in effect);

     (f) not (i) split, combine or reclassify any shares of its stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its stock, (ii) in solely the case of the Company, declare, set aside or pay any dividends on, or make other distributions in respect of, any of the Company's stock, or (iii) repurchase, redeem or otherwise acquire, or agree or commit to repurchase, redeem or otherwise acquire, any shares of stock or other equity or debt securities or equity interests of the Company or any of its subsidiaries;

     (g) not amend or otherwise modify the terms of any Company Stock Options or the Company Option Plans, the effect of which shall be to make such terms more favorable to the holders thereof or persons eligible for participation therein;

     (h) other than regularly scheduled seniority increases in the ordinary course of business consistent with past practice, not increase the compensation payable or to become payable to any directors, officers or employees of the Company or any of its subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any material rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company of any of its subsidiaries;

     (i) not  acquire or agree to acquire  (including,  without  limitation,  by merger, consolidation, or acquisition of stock, equity securities or interests, or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person outside the ordinary course of business consistent with past practice or any interest in any real properties (whether or not in the ordinary course of business);

     (j) not incur, assume or guarantee any indebtedness for borrowed money (including draw-downs on letters or lines of credit) or issue or sell any notes, bonds, debentures, debt instruments, evidences of indebtedness or other debt securities of the Company or any of its subsidiaries or any options, warrants or rights to purchase or acquire any of the same, except for (i) renewals of existing bonds and letters of credit in the ordinary course of business not to exceed $1,000,000 in the aggregate; and (ii) advances, loans or other indebtedness in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $1,000,000;

     (k) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any material properties or assets of the Company and its subsidiaries taken as a whole;

     (l) not authorize or make any capital expenditures (including by lease) in excess of $1,000,000 in the aggregate for the Company and all of its subsidiaries;

     (m) not make any material change in any of its accounting or financial reporting (including tax accounting and reporting) methods, principles or practices, except as may be required by GAAP or applicable tax laws;

     (n) not make any material tax election or settle or compromise any material United States or foreign tax liability;

     (o) except in the ordinary course of business consistent with past practice, not amend, modify or terminate any Contract required to be listed in Section 3.15 of the Company Disclosure Schedule or waive, release or assign any material rights or claims thereunder;

     (p) not  adopt a plan of  complete  or  partial  liquidation,  dissolution,
     merger,   consolidation,    restructuring,    recapitalization   or   other
     reorganization of the Company or any of its subsidiaries; and

     (q) except as to subsections (a), (b) and (c) of this Section 5.1, not agree or commit in writing or otherwise to do any of the foregoing.

     SECTION 5.2. Stockholders' Meeting.

     (a) The Company, acting through the Board, shall, if required for the Merger under the DGCL:

          (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), to be held as soon as practicable after the Tender Offer Purchase Time for the purpose of considering and taking action upon this Agreement;

          (ii) except as otherwise permitted under Section 5.3, include in the Proxy Statement (A) the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, and (B) a statement that the Board believes that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders;

          (iii) except as otherwise permitted under Section 5.3, use reasonable efforts (A) to obtain and furnish the information required to be included by it in the Disclosure Statements and, after consultation with Parent and providing Parent with a reasonable opportunity to review and comment upon the Proxy Statement, cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the Tender Offer Purchase Time, and (B) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. At such meeting, Parent, GP and Acquisition will, and will cause their affiliates to, vote all Shares owned by them in favor of approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

     SECTION 5.3. Other Potential Acquirers.

     (a) From and after the date of this  Agreement  until  the  earlier  of the
Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any inquiries, proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist or facilitate, or enter into or resolve to enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any
Acquisition Proposal with respect to the Company. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under
Section  13(d) of the  Exchange  Act and the rules and
regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a
Schedule 13G with respect thereto); (iii) the adoption by the entity of a plan of liquidation or the declaration or payment of an extraordinary dividend; (iv) the repurchase by the entity of more than 20% of its outstanding shares of voting stock; (v) the acquisition by the entity of direct or indirect ownership of a business where annual revenue, net income or assets is greater than 20% of the entity; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will, and will cause its subsidiaries and their respective directors, officers, employees, representatives and agents, to immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Parent of the terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.3(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent or Acquisition); provided, however, that nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     (b) Except as allowed under Section 5.3(b), the Board will not withdraw or modify in a manner adverse to Parent or Acquisition its recommendation of the transactions contemplated hereby or approve or recommend any Acquisition
Proposal. Notwithstanding the provisions of paragraph (a) above, prior to consummation of the Offer, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Offer and the Merger to the stockholders of the Company from a financial point of view and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgement of the Board of Directors of the Company (based upon the advice of independent financial advisors) is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "Superior Proposal"). In the event the Company receives a Superior Proposal nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from recommending such Superior Proposal to the Company's stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law, provided, however, that the Company shall not recommend to its stockholders a Superior Proposal for a period of not less than 72 hours after Parent's receipt of a copy of such Superior Proposal (or a description of the terms and conditions thereof, if not in writing).

     (c) Notwithstanding anything to the contrary herein, the Company will not provide any nonpublic information to a third party unless: (x) the Company provides such nonpublic information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement (as defined below); and (y) such nonpublic information has been previously delivered to Parent.

     SECTION 5.4 [Intentionally Omitted].

     SECTION 5.5 Access to Information. From the date of this Agreement until the Closing Time, upon reasonable prior notice, the Company shall (and shall cause each of its subsidiaries to) give the Parent and its representatives (including lenders to and financing sources for such party) full access to the officers, employees, agents, books, records, contracts, commitments, properties, offices and other facilities of it and its subsidiaries, and shall furnish promptly to the Parent and its representatives such financial and operating data and other information concerning the business, operations, properties, contracts, records and personnel of the Company and its subsidiaries as the Parent may from time to time reasonably request. Parent and Acquisition will make all reasonable efforts to minimize any disruption to the businesses of the Company and its subsidiaries which may result from the access to properties and employees and for data and information hereunder. All information obtained by the Parent pursuant to this Section 5.5 shall be kept confidential in accordance with the confidentiality provisions of the Non-Disclosure Agreement between Parent and the Company dated May 17, 1999 (the "Confidentiality Agreement"). No representations and warranties or conditions to the consummation of the Merger contained herein or in any certificate or instrument delivered in connection herewith shall be deemed waived or otherwise affected by any investigation made by the parties or their respective representatives.

     SECTION 5.6. Further Actions.

     (a) Each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party hereto and their respective representatives in order, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including, without limitation, (i) using reasonable efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, Governmental Entities or other persons or entities as are necessary for the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act, Blue Sky Laws, Delaware law and other applicable laws and regulations in effect in the United States, Belgium or any other jurisdiction), and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Merger as specified in Article 8 of this Agreement to be fully satisfied. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, the Company, on the one hand, and the Parent, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts.

     (b) Without limiting the generality of the foregoing, each of the Parent and the Company agree to cooperate and use reasonable efforts to vigorously contest and resist any action, suit, proceeding or claim, and to have vacated, lifted, reversed or overturned any injunction, order, judgment or decree (whether temporary, preliminary or permanent), that delays, prevents or otherwise restricts the consummation of the Merger or any other transaction contemplated by this Agreement, and to take any and all actions (including, without limitation, the disposition of assets, divestiture of businesses, or the withdrawal from doing business in particular jurisdictions) as may be required by Governmental Entities as a condition to the granting of any such necessary approvals or as may be required to avoid, vacate, lift, reverse or overturn any injunction, order, judgment, decree or regulatory action; provided, however, that in no event shall any party hereto take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on the Company or that individually or in the aggregate could reasonably be expected to have a Parent Material Effect.

     SECTION 5.7. HSR Matters. Each party hereto shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof. Each such filing shall request early termination of the waiting periods imposed by the HSR Act. Each party hereby agrees to use its reasonable best efforts to cause a termination of the waiting period under the HSR Act without the entry by a court of competent jurisdiction of an order enjoining the consummation of the transactions contemplated hereby at as early a date as possible. Each party also agrees to respond promptly to all investigatory requests as may be made by the government. In the event that a Request for Additional Information is issued under the HSR Act, each party agrees to furnish all information required and to comply substantially with such request as soon as is practicable after its receipt thereof so that any additional applicable waiting period under the HSR Act may commence. Each party will keep the other party apprised of the status of any inquiries made of such party by the Department of Justice, Federal Trade Commission or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

     SECTION 5.8. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except to the extent that such consultation may be prohibited by applicable law or such a disclosure or release is required by obligations pursuant to any listing agreement with the Brussels Stock Exchange or Nasdaq as determined by Parent or the Company, as the case may be.

     SECTION 5.9. Employee Benefit Matters; Company Stock Options. The Company shall, or shall cause one of its subsidiaries to, take such action effective as of the Effective Time with respect to any Company Employee Plan as Parent shall reasonably request, including termination of any such plan. The Company shall
(a) cooperate with Parent and Acquisition in obtaining waivers, in form and substance reasonably satisfactory to Parent and Acquisition, of all terms of the Company Option Plans and all terms of outstanding Company Stock Options, which terms could prevent, restrict or impair the ability of Parent, Acquisition and the Company to effectuate fully the provisions of Section 2.10, and (b) use reasonable efforts to cause its Compensation Committee to interpret the Company Option Plan, to the extent possible, so as to enable the Company, Parent and Acquisition to effectuate fully the provisions of Section 2.10.

     SECTION 5.10. Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (ii) any material failure of the Company, Parent, GP or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.11. Guarantee of Performance. Parent hereby guarantees the performance by Acquisition and GP of their obligations under this Agreement.

     SECTION 5.12 Indemnification; Directors' and Officers' Insurance.

     (a) Parent and Acquisition agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     (b) For six years from the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance or insurance policies with substantially equivalent coverage covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent).

     (c) This Section 5.12 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Acquisition and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Acquisition.

     SECTION 5.13 State Takeover Laws. Notwithstanding any other provision of this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Offer, the acquisition of the Shares pursuant to the Offer or the Stockholders Agreement or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

     SECTION 5.14 Employee Benefits. Following the Effective Time, the Surviving Corporation will provide the persons employed by the Company immediately prior to the Effective Time, for so long as such persons remain employed by the Surviving Corporation with benefits (other than stock options) in the aggregate which are substantially comparable to those provided to such persons by the Company immediately prior to the Effective Time.

                                    ARTICLE 6

                      DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 6.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, in the event that dissenters' rights are available in connection with the Merger pursuant to Section 262 of the DGCL, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Cash Merger Consideration, but instead shall be converted into the right to receive such consideration as may be determined to be due to such stockholders pursuant to Section 262 of the DGCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Cash Merger Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

                                    ARTICLE 7

                             CONDITIONS TO THE OFFER

     SECTION 7.1. Conditions to the Offer. (a) Notwithstanding any other provisions of the Offer, Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Acquisition's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restrictions referred to above, the payment for, any tendered Shares, and may amend the Offer consistent with the terms of this Agreement, including extending the deadline for tendering Shares, or terminate the Offer, if any of the following events shall occur:

     (i) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred any change, event, occurrence or circumstance which, individually or in the aggregate, has a Material Change (as defined below) on the Company (except for changes, events, occurrences or circumstances with respect to general economic conditions). "Material Change" means any change or effect that is materially adverse to the business, properties or financial condition of the Company; provided, however, that (x) the commencement of any litigation against the Company or its subsidiaries after the date of this Agreement which is related to this Agreement or the transactions contemplated hereby or any adverse change, event or effect that is proximately caused by such litigation that is initiated or threatened after the date of this Agreement against the Company or any of its subsidiaries and (y) any adverse change resulting from any action taken by the Company that was approved by Parent under
     Section 5.1 of this Agreement shall not be a Material Change; and provided further, however, that if the Offer is consummated after July 31, 1999 the following shall not be taken into account in determining whether there has been or would be a Material Change with respect to the Company to the extent such events occur subsequent to July 31, 1999:

          (a) a reduction of up to 25% of the (i) average monthly consolidated revenue and net profit of the Company compared to the average monthly consolidated revenue and net profit of the Company during the 12 months immediately preceding the date of this Agreement or (ii) the net worth of the Company compared to the December 31, 1998 balance sheet;

          (b) any change in the assets of the Company in connection with obtaining required regulatory approvals; or

          (c) any voluntary termination after the date of this Agreement of officers or other key employees of the Company;

     (ii) from the date of this Agreement until the Tender Offer Purchase Time, any Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (and if temporary or preliminary, not vacated within five (5) business days of its entry), except with regard to HSR Act approval which shall be governed by
     Section 7.1(a)(vii), which is in effect at the Tender Offer Purchase Time and which (1) makes the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibits or restricts consummation of the Offer, the Merger or any of the other transactions contemplated hereby, (2) imposes material limitations on the ability of Parent, GP or Acquisition to acquire or hold or to exercise any rights of ownership of the Shares, or effectively to manage or control the Company and its business, assets and properties or (3) would result in a Material Change to the Company; provided, however, that the parties shall use reasonable efforts (subject to the proviso in Section 5.6(b)) to cause any such decree, judgment or other order to be vacated or lifted as soon as is practicable;

     (iii) the representations and warranties of the Company set forth in this Agreement shall not (A) have been true and correct in one or more material respects on the date hereof or (B) (except with respect to the representations and warranties set forth in Sections 3.8, 3.9, 3.14, 3.15, 3.22, 3.13(c), (d), (e), (f), (g) and (h) and 3.16(a), (b)(i), (ii), (iv),
     (v) and (vi)) be true and correct in one or more material respects as of the scheduled expiration date (as such date may be extended) of the Offer as though made on and as of such date or the Company shall have breached or failed in any respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it (including without limitation the provisions of Section 5.3) except, in each case with respect to clause B, (1) for changes specifically permitted by the Agreement and (2)(x) for those representations and warranties that address matters only as of a particular date which are true and correct as of such date or (y) where the failure of representations and warranties (without regard to materiality qualifications therein contained) to be true and correct, or the performance or compliance with such obligations, agreements, or covenants, would not, individually or in the aggregate, result in a Material Change to the Company;

     (iv) from the date of this Agreement until the Tender Offer Purchase Time, this Agreement shall have been terminated in accordance with its terms;

     (v) from the date of this Agreement until the Tender Offer Purchase Time the Board of Directors of the Company or any committee thereof shall have
     (1) withdrawn or modified (including without limitation, by amendment of the Company's Schedule 14D-9) in a manner adverse to Parent or Acquisition its approval or recommendation of the Offer, the Merger or the Agreement,
     (2) approved or recommended any Acquisition Proposal by a third party other than the Offer and the Merger, (3) resolved to do any of the foregoing, or
     (4) upon a request to reaffirm the Company's approval or recommendation of the Offer, the Agreement or the Merger, the Board of Directors of the Company shall fail to do so within two business days after such request is made;

     (vi) from the date of this Agreement until the Tender Offer Purchase Time, any of the consents, approvals, authorizations, orders or permits required to be obtained by the Company, Parent, GP or Acquisition, or their respective subsidiaries in connection with the Offer or the Merger from, or filings or registrations required to be made by any of the same prior to the Tender Offer Purchase Time with, any Governmental Entity in connection with the execution, delivery and performance of this Agreement (including without limitation the termination or expiration of any applicable waiting period or the receipt of any required clearance under the HSR Act) shall not have been obtained or made or shall have been obtained or made subject to conditions or requirements, which (A) make the acceptance for payment of, or the payment for the Shares illegal or otherwise prohibits or restricts the consummation of the Offer or the Merger or (B) have a Parent Material Adverse Effect or result in a Material Change to the Company or
     (C) impose material limitations on the ability of Parent, GP or Acquisition effectively to manage or control the Company;

     (vii) from the date of this Agreement until the Tender Offer Purchase Time, in the case of HSR Act approval, any Governmental Entity or court of competent jurisdiction shall have entered a final, non-appealable order enjoining the consummation of the Merger;

     (viii) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred (A) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or in Belgium or (B) the commencement of a war or armed hostilities involving the United States or Belgium and resulting in a Material Change to the Company or having a Parent Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer.

     (b) The conditions set forth in Section 7.1(a) are for the sole benefit of Parent, GP and Acquisition and may be asserted by Parent regardless of any circumstances giving rise to any condition and may be waived by Parent, in whole or in part, at any time and from time to time, in the sole discretion of Parent. The failure by Parent (or any affiliate of Parent) at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

     (c) Notwithstanding the foregoing, if within the "Cure Time" (defined below) the Company has cured one or more conditions set forth in subsections
(a)(i), (ii), or (iii) of Section 7.1, and following such cure, no condition enumerated in Section 7.1(a) continues to exist, then this Article shall not relieve Parent, GP and Acquisition of their obligations hereunder with respect to the Offer. For purposes hereof, "Cure Time" means the earlier of (A) two (2) full business days before the scheduled expiration date of the Offer (as such period may be extended) or (B) ten (10) full business days following notice to the Company of the existence of such condition.

                                    ARTICLE 8

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 8.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Closing Time of the following conditions:

     (a) this Agreement, the Merger and the other transactions contemplated hereby shall have been approved by all necessary corporate action of the Company, including, if necessary, adoption by vote of the stockholders of the Company;

     (b) no Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (and if temporary or preliminary, not vacated within five business days of its entry) which is in effect and which (1) makes the payment of the Cash Merger Consideration illegal or otherwise prohibits or restricts consummation of the Merger or any of the other applicable transactions contemplated hereby, or (2) imposes material limitations on the ability of Parent, GP or Acquisition to acquire or hold or to exercise any rights of ownership of the Surviving Corporation, or effectively to manage or control the Surviving Corporation and its business, assets and properties;

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

     (d) Acquisition shall have purchased Shares pursuant to the Offer.

                                    ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER


     SECTION 9.1.  Termination.  This Agreement may be  terminated,  at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
stockholders of the Company:

     (a) by mutual written agreement of the Boards of Directors of Parent and the Company;

     (b) by either Parent or the Company;

          (i) if the Offer (as may be extended in accordance with the terms hereof) shall be terminated or expire without any Shares having been purchased pursuant to the Offer; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 9.l(b)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement; and provided, further, however, that if the Offer is not consummated due to a failure to obtain clearance under the HSR Act, Parent may not terminate this Agreement until December 31, 1999 and the Company may not terminate this Agreement until April 1, 2000; or

          (ii) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by Parent:

          (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that stockholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

          (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the stockholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing;

          (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the stockholders of the Company accept the Offer;

          (iv) prior to the purchase of the Shares pursuant to the Offer, if the Company is in material breach of any of its covenants or obligations under this Agreement, or any representation or warranty of the Company contained in this Agreement shall have been incorrect, in any material respect, when made;

          (v) prior to the purchase of Shares pursuant to the Offer, in the event that the conditions to the Offer set forth in Section 7.1 shall not be satisfied, provided, that Parent may not terminate this Agreement due to a failure to obtain clearance under the HSR Act until December 31, 1999; or

          (vi) after purchase of the Shares pursuant to the Offer, if the Company is in violation or breach of Section 1.3.

     (d) by the Company:

          (i) if the Offer  shall not have been  commenced  in  accordance  with
     Section 1.1, or Parent or Acquisition shall have failed to purchase validly tendered Shares in violation of the terms of the Offer within ten business days after the expiration of the Offer; provided, however, that the

     Company shall not be entitled to terminate this Agreement  pursuant to this
     Section 9.1(d)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement;

          (ii) if the Board of Directors of the Company has resolved to, and in fact does, recommend to the Company's Stockholders that they accept a Superior Proposal, provided that all the provisions of Section 5.3 have been fully complied with and the Break-up Fee has been paid to Parent in accordance with Section 9.3(b);

          (iii) prior to the purchase of Shares pursuant to the Offer, if Parent or Acquisition is in material breach of any of its covenants or obligations under this Agreement, or any representation or warranty of Parent or Purchaser contained in this Agreement shall have been incorrect, in any material respect, when made; or

          (iv) at any time after March 31, 2000 if the Offer has not been consummated due to a failure to obtain clearance under the HSR Act; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(d)(iv) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement.

     SECTION 9.2. Procedure and Effect of Termination. In the event of the termination of this Agreement by the Company or Parent or both of them pursuant to Section 9.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except that the confidentiality provisions of Section 5.5, the first sentence of
Section 5.13, and Sections 9.2 and 9.3 shall survive the termination of this Agreement. The foregoing shall not relieve any party for liability for damages actually incurred as a result of any breach of this Agreement.

     SECTION 9.3. Fees and Expenses.

     (a) Except as otherwise provided in this Agreement and whether or not the transactions contemplated by the Offer and this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by the Offer and this Agreement shall be paid by the party incurring such expenses.

     (b) The Company shall pay to Parent, an amount equal to $7,500,000 (the "Break-Up Fee"), if any of the following shall occur:

     (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that stockholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

     (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the stockholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing; or

    (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the stockholders of the Company accept the Offer.

     Such Break-up Fee shall be payable within 30 days of such event.

     (c) Parent shall pay to the Company the sum of $8,000,000 if the Offer has not been consummated, and (i) Parent terminates this Agreement during the period from December 31, 1999 through February 15, 2000 due to a failure to obtain clearance under the HSR Act and (ii) Parent shall have refused to consent to any divestiture by the Company required for clearance under the HSR Act.

     (d) Parent shall pay to the Company the sum of $15,000,000 if the Offer has not been consummated, and (i) Parent terminates the Agreement at any time after February 15, 2000 due to a failure to obtain clearance under the HSR Act and
(ii) Parent shall have refused to consent to any divestiture by the Company required for clearance under the HSR Act.

     (e) Parent shall pay to the Company the sum of $15,000,000 if the Company terminates the Agreement pursuant to Section 9.1(d)(iv) and Parent shall have refused to consent to any divestiture by the Company required for clearance under the HSR Act.

     SECTION 9.4. Amendment. This Agreement may be amended by each of the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in writing signed by all of the parties, (ii) any such waiver, amendment or supplement by the Company shall be effective as against the Company only if approved by a majority of the Continuing Directors and (iii) after adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made without the further approval of the stockholders of the Company which reduces the Merger Consideration or changes the form thereof or changes any other terms and conditions of this Agreement if the changes, alone or in the aggregate, would materially adversely affect the stockholders of the Company.

     SECTION 9.5. Waiver. At any time prior to the Effective Time, whether before or after the Company's Stockholders Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the provisions of Section 9.4, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.

                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Tender Offer Purchase Time or a termination of this Agreement; provided, however, that this Section

10.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Tender Offer Purchase Time including, without limitation, the covenants and agreements set forth in Article 5.

     SECTION 10.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     SECTION  10.3.  Validity.  If  any  provision  of  this  Agreement  or  the application thereof to any person or circumstance is held invalid or unenforceable the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 10.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

      if to Parent, GP or Acquisition:    ION BEAM APPLICATIONS S.A.
                                          Chemin du Cyclotron, 3
                                          B-1348 Lourain-la-Neuve
                                          Belgium
                                          Telecopier: 011-32-10-47-5810
                                          Attention: Pierre Mottet

      with a copy to:                     Dorsey & Whitney LLP
                                          250 Park Avenue
                                          New York, New York 10177
                                          Telecopier:  (212) 953-7201
                                          Attention: Ramon P. Marks, Esq.
                                                     Kevin T. Collins, Esq.

       if to the Company to:              STERIGENICS INTERNATIONAL,
                                          INC.
                                          4020 Clipper Court
                                          Fremont, California  94538
                                          Telecopier:
                                          Attention: James F. Clouser, President
                                                     and Chief Executive Officer


      with a copy to:                     Gunderson Dettmer Stough Villeneuve
                                          Franklin & Hachigian, LLP
                                          155 Constitution Drive
                                          Menlo Park, California 94025
                                          Telecopier: (650) 321-2800
                                          Attention: Carla S. Newell, Esq.
                                                     Jay K. Hachigian, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     SECTION 10.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.8. Certain Definitions. For the purposes of this Agreement the term:

     (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

     (b) "business day" means any day other than a day on which there is no trading on Nasdaq;

     (c) "stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d)  "person"  means  an  individual,  corporation,   partnership,  limited
liability company, association, trust, unincorporated organization or other legal entity; and

     (e) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 10.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 10.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive the Termination Fee pursuant to Section 9.3 it shall not also be entitled to specific performance to compel the consummation of the Merger.

     SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                           ION BEAM APPLICATIONS S.A.

                                           By: /s/ Pierre Mottet
                                              ----------------------------------
                                           Name:  Pierre Mottet
                                           Title: Chief Executive Officer

                                           ION BEAM APPLICATIONS G.P.
                                             ION BEAM APPLICATIONS S.A.
                                             Its General Partner

                                           By: /s/ Pierre Mottet
                                              ----------------------------------
                                           Name:  Pierre Mottet
                                           Title:


                                           IBA ACQUISITION CORP.

                                           By:    /s/ Pierre Mottet
                                              ----------------------------------
                                           Name:  Pierre Mottet
                                           Title:


                                           STERIGENICS INTERNATIONAL, INC.

                                           By:    /s/ James F. Clouser
                                              ----------------------------------
                                           Name:  James F. Clouser
                                           Title: Chief Executive Officer